Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES PRELIMINARY FOURTH QUARTER 2019

FINANCIAL AND OPERATING RESULTS

●	Continued strong execution against key business initiatives resulted in estimated fourth quarter 2019 pre-tax income of $37 million, net income of $35 million, pre-tax earnings excluding income statement notables of approximately $12 million, and total shareholders’ equity of $412 million as of December 31, 2019

●	Company believes it remains on track to achieve pre-tax profitability, excluding income statement notables and amortization of NRZ lump-sum payments, by the third quarter 2020, assuming the Company achieves its objectives and there are no adverse changes to current market, business or industry conditions, or legal and regulatory matters

●	Expect an estimated $47 million favorable adjustment to stockholders’ equity associated with the adoption of the new credit loss accounting standard referred to as CECL in the first quarter 2020 relating to reverse mortgage tail draws

●	January annualized origination volume from combined lending and flow channels of approximately $9 billion reflects continued progress toward achieving growth targets. Increasing 2020 volume target for these channels from $10 billion to at least $15 billion

●	Fourth quarter GAAP operating expenses of $139 million; realized preliminary estimated adjusted annualized run rate cost savings of $385 million in the fourth quarter, which significantly exceeds the target established in early 2019

●	Issued approximately $170 million of new MSR financing at competitive rates in the fourth quarter 2019, repaying $126 million of our higher cost SSTL debt as part of a transaction closed in January to amend and extend the maturity date to May 2022

●	Ocwen’s Board of Directors has authorized an up to $5 million open market share repurchase program. The timing and execution of any related share repurchases will be subject to market conditions, among other factors. No assurances can be given as to the amount of shares, if any, that we may repurchase in any given period

West Palm Beach, FL – (February 6, 2020) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced preliminary financial results for the fourth quarter 2019 and other business updates. Ocwen intends to provide a complete update on the progress the Company is making in executing its key business initiatives and the next steps in its transformation plans during its regularly scheduled earnings release and update call later this month.

Glen A. Messina, President and CEO of Ocwen, said “We believe the actions we have taken over the past 12 months have positioned Ocwen for a sustainable business model that is consistent with our financial, operating, and risk management objectives. We are excited about the progress we have made to strengthen our origination sources, build a more competitive cost structure, and position the Company for a return to profitability. We continue to see significant growth from our lending and flow MSR channels and expect we will generate enough volume to increase the size of our owned MSR portfolio, as well as to provide opportunities to grow and diversify our subservicing with the support of potential capital partners. The totality of our actions has enabled us to deliver fourth quarter results that are better than our prior guidance.”

Mr. Messina added, “During 2019, we completed a detailed assessment of our servicing portfolio profitability by customer and loan type to support our capital allocation process. Based on this analysis, we estimate the NRZ portfolio generated a pre-tax operating loss of approximately $8 million in the fourth quarter, after direct and allocated overhead costs. We were able to achieve strong fourth quarter results, and expect to achieve our future profitability objectives despite the expectation of ongoing future losses from this portfolio, by continuing to drive an improved portfolio mix from our growth actions and the benefits from our continuous cost re-engineering actions. Our objective remains to become a stronger, diversified independent mortgage servicer and originator that can deliver performance through the mortgage industry cycle. We remain confident in our ability to execute and are excited about the opportunities available to us to maximize shareholder value.”

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage Corp. and Liberty Home Equity Solutions, Inc. (Liberty). PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. In particular, the estimates provided in this press release are preliminary and based on currently available information and may not prove to be accurate. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, uncertainty related to our ability to execute on continuous cost re-engineering efforts and the other actions we believe are necessary for us to improve our financial performance; our ability to acquire MSRs or other assets or businesses at adequate risk-adjusted returns and at sufficient volume to achieve our growth goals, including our ability to allocate resources for investment, negotiate and execute purchase documentation and satisfy closing conditions so as to consummate such acquisitions; uncertainty related to our ability to grow our lending business and increase our lending volumes in a competitive market and uncertain interest rate environment; uncertainty relating to the future of our servicing and other contractual relationships with New Residential Investment Corp. (NRZ); uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, Fannie Mae, Freddie Mac and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, forward and reverse whole loans, fund forward and reverse mortgage loan buyouts, fund derivative margin calls as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; uncertainty as to our ability to repurchase our own stock as a result of regulatory settlements or other conditions; the impact on Ocwen of our implementation of the CECL methodology for financial instruments (ASU 2016-13 and ASU 2019-04); our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks and uncertainties detailed in Ocwen Financial Corporation’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2018 and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Note Regarding Preliminary Financial Performance Estimates

This press release contains certain estimates relating to our fourth quarter and full year 2019 financial performance. These estimates are preliminary and may change. Our governance over the financial closing procedures for the period ended December 31, 2019 is not yet complete. There can be no assurance that our final results for this period will not differ from these estimates, including as a result of year-end closing and audit procedures or review adjustments and any such changes could be material. In addition, these preliminary results of operations for the quarter ended December 31, 2019 are not necessarily indicative of the results to be achieved for any future period.

Note Regarding Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, such as our references to adjusted annualized run rate cost savings and pre-tax earnings excluding income statement notables. We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. We believe these non-GAAP financial measures provide an alternative way to view certain aspects of our business that is instructive. Below, we present supplemental information (including reconciliations) relating to certain illustrative adjustments to GAAP expenses, and pre-tax income (loss). We believe this information is instructive as an alternative way to view certain aspects of our business. In addition, management believes that these presentations may assist investors with understanding and evaluating our cost re-engineering efforts and other initiatives to drive improved financial performance. However, the adjustments we make to GAAP expenses and pre-tax income (loss) should not be analyzed in isolation or as a substitute to analysis of our GAAP expenses and pre-tax income (loss). There are certain limitations to the analytical usefulness of the adjustments we make to GAAP expenses and pre-tax income (loss) and, accordingly, we rely primarily on our GAAP results and use these adjustments only for purposes of supplemental analysis. For example, annualization of amounts relevant to one quarter may or may not be a good indicator of the relevant full year amount due to facts or circumstances impacting the quarter or the three subsequent quarters, among other factors. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP expenses and pre-tax income (loss).

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In the table entitled “Adjusted Annualized Run Rate Cost Savings - Expenses Excluding MSR Valuation Adjustments, net, and Expense Notables” we adjust GAAP expenses to exclude MSR Valuation Adjustments, net as well as the following expenses (Expense Notables) (1) expense related to severance, retention and other cost re-engineering actions, (2) certain significant legal and regulatory settlement expense items, (3) CFPB, Florida Attorney General/Florida Office of Financial Regulations and Massachusetts Attorney General litigation related legal expenses, state regulatory action related legal expenses and state regulatory action settlement related escrow analysis costs (collectively, CFPB and state regulatory defense and escrow analysis expenses), (4) NRZ consent process expenses related to the transfer of legal title in MSRs to NRZ, (5) PHH acquisition and integration planning expenses, (6) expense recoveries related to insurance recoveries of legal expenses, mortgage insurance claim settlement recoveries and amounts previously expensed from a service provider and (7) certain other costs including compensation expense reversals relating to departing executives and reversals of management incentive compensation payouts and reversals of reserves related to a legacy MSR sale (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our expenses. Amounts included within the table “Adjusted Annualized Run Rate Cost Savings - Expenses excluding MSR Valuation Adjustments, net and Expense Notables” are expected to vary in each period due to cost re-engineering actions and other factors.

In the table entitled “Pre-Tax Earnings Excluding Income Statement Notables,” we show certain illustrative adjustments to GAAP pre-tax income/(loss) for the following factors (1) Expense Notables (excluding MSR Valuation Adjustments, net), (2) changes in fair value of our Non-Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, (3) changes in fair value of our Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, net of hedge position, (4) offsets to changes in fair value of our MSRs in our NRZ financing liability due to changes in interest rates, valuation inputs and other assumptions, (5) changes in fair value of our reverse lending portfolio due to changes in interest rates, valuation inputs and other assumptions (6) gains related to exercising servicer call rights, and (7) certain other costs, including pension benefits (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our pre-tax income/(loss). In addition, we also show the impact of amortization of NRZ lump-sum cash payments and Pre-Tax Earnings Excluding Income Statement Notables and Amortization of NRZ Lump-Sum Cash Payments. Amounts included within the table “Pre-Tax Earnings Excluding Income Statement Notables,” are expected to vary in each period due to changes in interest rates and other factors.

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ADJUSTED ANNUALIZED RUN RATE COST SAVINGS – EXPENSES EXCLUDING MSR VALUATION ADJUSTMENTS, NET, AND EXPENSE NOTABLES

($ in millions)		Q2’18	Q4’19
		OCN + PHH (Annualized)	OCN	OCN (Annualized)
I	Expenses - as reported in Q2’18 (a)	1,107
II	Reclassifications (b)	5
III	Deduction of MSR valuation adjustment, net	(132)
IV	Operating Expenses (Expenses excluding MSR Valuation Adjustments, net) – as reported in Q4’19 (c)	979	139	557
	Adjustments for Notables
	Re-engineering costs	(32)	(14)
	Significant legal and regulatory settlement expenses	(20	(3)
	CFPB & state regulatory defense & escrow analysis costs	(22)	(4)
	NRZ consent process expenses	(2)	0
	PHH acquisition and integration planning expenses	(8)	0
	Expense recoveries	23	15
	Other	(1)	(0)
V	Expense Notables	(63)	(7)		Annualized Savings
VI	Expenses excluding MSR Valuation Adjustments, net, and Expense Notables (IV+V)	916	133	531	(385)

(a)	Q2’18 expenses as per OCN Form 10-Q of $206 filed on July 26, 2018 and PHH Form 10-Q of $71 filed August 3, 2018, annualized to equal $1,107 on a combined basis
(b)	Reclassifications made to PHH reported expenses to conform to Ocwen presentation
(c)	OCN changed the presentation of expenses in Q4’19 to separately report MSR valuation adjustments, net from operating expenses

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PRE-TAX EARNINGS EXCLUDING INCOME STATEMENT NOTABLES

($ in millions)		Q2’18	Q4’19
		OCN + PHH (Annualized)	OCN	OCN (Annualized)
I	Reported Pre-tax Income / (Loss) (a)	(253)	37	149
	Adjustments for Notables
	Expenses Notables (from prior table)		7
	Non-Agency MSR FV Change (b)		(0)
	Agency MSR FV Change, net of macro hedge (b)		(61)
	NRZ MSR Liability FV Change (Interest Expense)		30
	Reverse Lending FV Change		3
	Other		(3)
II	Total Income Statement Notables	72	(25)
III	Pre-Tax Income / (Loss) excluding Income Statement Notables (I+II)	(181)	12
IV	Amortization of NRZ Lump-sum Cash Payments	(141)	(26)
V	Pre-Tax Loss excluding Income Statement Notables and Amortization of NRZ Lump-sum Cash Payments (III+IV) (c)	(322)	(14)	(54)

(a)	Q2’18 pre-tax loss as per respective Forms 10-Q filed on July 26, 2018 and August 3, 2018, respectively
(b)	FV changes that are driven by changes in interest rates, valuation inputs or other assumptions, net of unrealized gains / (losses) on macro hedge. Non-Agency = Total MSR excluding GNMA & GSE MSRs. Agency = GNMA & GSE MSRs
(c)	Represents OCN and PHH combined pre-tax loss excluding income statement notables and amortization of NRZ lump-sum cash payments

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Hugo Arias	Dico Akseraylian
T: (856) 917-0108	T: (856) 917-0066
E: hugo.arias@ocwen.com	E: mediarelations@ocwen.com

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